As filed with the Securities and Exchange Commission on October 9, 2007

Registration No. 333-143803

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAFARGE S.A.

(Exact name of Registrant as specified in its charter)

France	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

61, rue des Belles Feuilles

75116 Paris

France

+33 1 44 34 11 11

(Address of Registrant’s principal executive offices)

Lafarge 2007 Stock Option Plan

(Full title of the plan)

with copies to:
CT Corporation System	Michel Bisiaux
111 Eighth Avenue	General Counsel
New York, New York 10011	Lafarge, S.A.
212-894-8940	61, rue des Belles Feuilles
(Name, address and telephone number of agent for service)	75116 Paris, France +33 1 44 34 11 11

DEREGISTRATION OF UNSOLD SECURITIES

On June 15, 2007, Lafarge S.A. (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement 333-143803) (the “Form S-8”) registering 46,000 Ordinary Shares to be issued to participants under the Lafarge 2007 Stock Option Plan (the “Plan”).

On August 2, 2007, the Registrant announced its intention to delist its American Depositary Shares from the New York Stock Exchange (NYSE) and that this delisting would be followed by an application to deregister and terminate its reporting obligations under the Securities and Exchange Act of 1934.

As a result, the Registrant decided to terminate the registration of the Ordinary Shares under the Plan, effective as of the date hereof, thereby ceasing to offer and sell Ordinary Shares under the Plan pursuant to the Form S-8.

As of the date hereof, all of the Ordinary Shares registered in connection with the Plan remain unsold and pursuant to the Registrant’s undertaking in Item 9 of Part II of this Registration Statement, this Post-Effective Amendment No. 1 to Registration Statement No. 333-143803 is being filed in order to deregister all Ordinary Shares registered under the Form S-8 remaining unsold under the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France on October 9, 2007.

By:	/s/ Bruno Lafont
Name:	Bruno Lafont
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on October 9, 2007.

Name	Title

/s/ Bruno Lafont	Chairman and Chief Executive Officer
Bruno Lafont	(Principal Executive Officer and Director)

/s/ Bertrand Collomb	Honorary Chairman of the Board
Bertrand Collomb	(Director)

/s/ Jean-Jacques Gauthier	Executive Vice President, Finance
Jean-Jacques Gauthier

Director
Michael Blakenham

/s/ Jean-Pierre Boisivon	Director
Jean-Pierre Boisivon

/s/ Michel Bon	Director
Michel Bon

/s/ Philippe Charrier	Director
Philippe Charrier

Director
Philippe Dauman

Director
Oscar Fanjul

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Director
Juan Gallardo

/s/ Alain Joly	Director
Alain Joly

Director
Bernard Kasriel

Director
Pierre de Lafarge

/s/ Jacques Lefevre	Director
Jacques Lefevre

/s/ Michel Pébereau	Director
Michel Pébereau

/s/ Hélène Ploix	Director
Hélène Ploix

/s/ Marc Soulé	Chief Accounting Officer
Marc Soulé

/s/ Peter Keeley	Authorized Representative in the
Peter Keeley	United States

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